                                                                                                        Exhibit 4.5
                                                  Amendment No. 1
                                                        to
                                      Shareholder Protection Rights Agreement

         This  Amendment  No. 1 to  Shareholder  Protection  Rights  Agreement  (as amended from time to time,  the
"Rights  Agreement")  is made  and  entered  into as of  September  3,  2002,  between  Tropical  Sportswear  Int'l
Corporation,  a Florida  corporation  (the "Company"),  Computershare  Investor  Services,  LLC, a Delaware limited liability company,  as successor rights agent  ("Computershare")  and U.S. Bank, N.A., as successor rights agent to
Firstar Bank Milwaukee, N.A. (the "Initial Rights Agent").

                                                    WITNESSETH:

         WHEREAS,  on November 13, 1998,  the Company  entered into the Rights  Agreement  with the Initial  Rights
Agent;

         WHEREAS,  the Board of Directors  of the Company has  determined  that it is in the best  interests of the
Company to change its current transfer agent and rights agent from the Initial Rights Agent to Computershare;

         WHEREAS,  pursuant to Section 4.4 of the Rights Agreement,  the Company has appointed Computershare as the successor Rights Agent effective upon the effectiveness of this Amendment;

                  WHEREAS,  the  Company  desires  to amend the Rights  Agreement  to reflect  the  appointment  of
Computershare as Rights Agent and to make certain other changes necessary to affect such appointment;

         NOW  THEREFORE,  in  consideration  of the premises and the respective  agreements  set forth herein,  the parties hereby agree as follows:

         1.       The first  sentence  of the Rights  Agreement  hereby is amended by  deleting  the  reference  to
"Firstar Bank Milwaukee, N.A." and substituting in lieu thereof "Computershare Investor Services, LLC".

2.       Section  5.9 of the Rights  Agreement  hereby is amended by deleting  the address of the Rights  Agent and inserting the following:

                  Computershare Investor Services, LLC
                  Two North LaSalle Street
                  Chicago, Illinois 60602
                  Attention:  Relationship Manager

                  with a copy to:

                  Computershare Investor Services, LLC
                  Two North LaSalle Street
                  Chicago, Illinois 60602
                  Attention:  Keith Bradley

         3.       All  other  reference  in the  Rights  Agreement  and  the  exhibits  thereto  to  "Firstar  Bank
Milwaukee,  N.A." hereby are changed to  "Computershare  Investor  Services,  LLC" and all references to the Rights
Agent shall be deemed to be references to Computershare Investor Services, LLC.

         4.       Section  4.4  of  the  Rights   Agreement  hereby  is  amended  by  replacing  the  reference  to
"$50,000,000" with "$5,000,000."

         5.       The Initial  Rights Agent hereby waives any  requirements  of prior written notice of a change of the Rights Agent under the Rights Agreement.

         Capitalized  terms used herein and not  otherwise  defined shall have those  meanings  ascribed to them in the Rights Agreement.

         IN WITNESS  WHEREOF,  the parties  hereto have caused this First  Amendment to the Rights  Agreement to be duly executed as of the 3rd day of September 2002.

                                    TROPICAL SPORTSWEAR INT'L CORPORATION

                                    By:      /s/ N. Larry McPherson
                                    Name: N. Larry McPherson
                                    Title:  Executive Vice President
                                            and Chief Financial Officer

                                    COMPUTERSHARE INVESTOR SERVICES, LLC

                                    By:     /s/ Mark S. Asbury
                                    Name: Mark S. Asbury
                                           Title:   Relationship Manager

                                    U.S. BANK, N.A.

                                    By:     /s/ Toula Akladios
                                    Name: Toula Akladios
                                    Title:   Vice President